Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement, Form S-1 of IntelGenx Technologies Corp. of our report dated March 28, 2008 relating to our audits of the consolidated financial statements of IntelGenx Technologies Corp. (Formerly Big Flash Corporation) as of and for the years ended December 31, 2007 and 2006 which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Signed: RSM Richter LLP

Chartered Accountants

Montreal, Canada
April 24, 2008